UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BENEFICIENT

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Meeting Date: April [●], 2024

To the Stockholders of Beneficient:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of Beneficient (the “Company,” “Beneficient,” “us,” “we” and “our”) will be held on [●], April [●], 2024 at 9:00 a.m., Central Time, via a live webcast on the Internet. Stockholders will be able to virtually attend the Special Meeting online, vote your shares electronically and submit questions during the Special Meeting by visiting https://www.cstproxy.com/beneficient/sm2024. During the Special Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.

To approve, pursuant to Nevada Revised Statutes (“NRS”) Section 78.207 and the Company’s Articles of Incorporation, a reverse stock split of all of the outstanding shares of our Class A common stock, par value $0.001 per share (“Class A Common Stock”) and Class B common stock, par value $0.001 per share (“Class B Common Stock” and together, with the Class A Common Stock, the “Common Stock”), at a ratio ranging from any whole number between 1 for 10 and 1 for 100, as determined by our Board of Directors (the “Board”) in its sole discretion, subject to the Board’s authority to abandon such reverse stock split, together with a proportionate reduction in the authorized shares of each class of Common Stock required by NRS Section 78.207 (the “Reverse Stock Split Proposal”); and

2.

To approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for the approval of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Stockholders are referred to the accompanying proxy statement (the “Proxy Statement”) for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board recommends a vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

The Board has fixed the close of business on Thursday, February 29, 2024 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Only the stockholders of record of our Common Stock are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments thereof. The date of mailing this Notice of Meeting and Proxy Statement is on or about [●], 2024.

You are cordially invited to attend the Special Meeting online. Whether or not you expect to attend the Special Meeting, you are requested to read the enclosed Proxy Statement and to sign, date and return the accompanying proxy card or voting instruction form as soon as possible. This will assure your representation and a quorum for the transaction of business at the Special Meeting. If you attend the Special Meeting online, the proxy will not be used if you so request by revoking it as described in the Proxy Statement. If you decide to attend the Special Meeting, you will be able to vote electronically, even if you have previously submitted your proxy or voting instruction form.

Hard copies of the Company’s Proxy Statement to security holders in connection with the Special Meeting are being mailed to stockholders of record as of the close of business on Thursday, February 29, 2024, beginning on or about [●], 2024. The Company’s Proxy Statement to security holders is also available at https://www.cstproxy.com/beneficient/sm2024.

If you have any questions about accessing materials or voting, please call 1-800-450-7155.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement or adjournment of the Special Meeting online, we request that you vote by telephone, over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the Special Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Special Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote online. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

By order of our Board,

Brad K. Heppner
Chairman and Chief Executive Officer

PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION DATED FEBRUARY 29, 2024

325 N. Saint Paul Street, Suite 4850

Dallas, Texas 75201

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL [●], 2024

March  , 2024

Dear Beneficient Stockholders:

You are invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Beneficient (the “Company,” “Beneficient,” “us,” “we” and “our”) on [●], April [●], 2024, which will be held virtually at https://www.cstproxy.com/beneficient/sm2024, at 9:00 a.m., Central Time. The Company has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast. You or your proxyholder will be able to attend the virtual Special Meeting online, vote your shares electronically, and submit questions during the Special Meeting by visiting https://www.cstproxy.com/beneficient/sm2024 and entering the 12-digit control number included on your proxy card or voting instruction form, as applicable. To receive access to the virtual Special Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement (the “Proxy Statement”). Enclosed with this letter are your notice of Special Meeting of Stockholders, Proxy Statement and proxy voting card. The Proxy Statement included with this notice discusses the proposals to be considered at the Special Meeting. Please review the voting materials at https://www.cstproxy.com/beneficient/sm2024.

At this Special Meeting, you will be asked to consider and vote upon the following proposals:

1.

To approve, pursuant to Nevada Revised Statutes (“NRS”) Section 78.207 and the Company’s Articles of Incorporation, a reverse stock split of all of the outstanding shares of our Class A common stock, par value $0.001 per share (“Class A Common Stock”) and Class B common stock, par value $0.001 per share (“Class B Common Stock” and together, with the Class A Common Stock, the “Common Stock”), at a ratio ranging from any whole number between 1 for 10 and 1 for 100, as determined by our Board of Directors (the “Board”) in its sole discretion, subject to the Board’s authority to abandon such reverse stock split, together with a proportionate reduction in the authorized shares of each class of Common Stock required by NRS Section 78.207 (the “Reverse Stock Split Proposal”); and

2.

To approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for the approval of the Reverse Stock Split Proposal.

Our Board has fixed the close of business on Thursday, February 29, 2024 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment and postponements thereof (the “Record Date”). Only holders of record of shares of our Common Stock on the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting.

Accordingly, we urge you to review the accompanying material carefully and to promptly return the enclosed proxy card or voting instruction form. On the following pages, we provide answers to frequently asked questions about the Special Meeting.

Your vote is important. Whether or not you expect to attend the Special Meeting, you are requested to read the enclosed Proxy Statement and to sign, date and return the accompanying proxy card or voting instruction form as soon as possible. I encourage you to vote by telephone, over the Internet, or by marking, signing, dating and returning the enclosed proxy card so that your shares will be represented and voted at the Special Meeting, whether or not you plan to attend. If you decide to attend the Special Meeting, you will be able to vote electronically, even if you have previously submitted your proxy or voting instruction form.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Special Meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote online. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

On behalf of the Board, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the Special Meeting online.

Thank you for your ongoing support.

Sincerely,

Brad K. Heppner
Chairman and Chief Executive Officer

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s intent or ability to effect a reverse stock split or regain compliance with any applicable listing requirements of The Nasdaq Stock Market, LLC (“Nasdaq”). These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including that the Reverse Stock Split Proposal may not be approved by the Company’s stockholders. For other important factors that could cause actual results to differ materially from the forward-looking statements in this proxy statement, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2023, as updated by the Company’s Quarterly Reports on Form 10-Q, each of which is available on the Company’s

i

website at www.trustben.com and on the Securities and Exchange Commission (“SEC”) website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this proxy statement. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

ii

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL [●], 2024

This proxy statement (the “Proxy Statement”) is furnished to you by the Board of Directors (the “Board”) of Beneficient in connection with the solicitation of proxies for use at the special meeting of stockholders (the “Special Meeting”) to be held via a live webcast on the Internet at https://www.cstproxy.com/beneficient/sm2024, on [●], April [●], 2024 at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”), and at any postponement(s), adjournment(s) or recess(es) thereof. Hard copies of this Proxy Statement, along with the Notice and either a proxy card or a voting instruction form, are being mailed to our stockholders of record as of the close of business on Thursday, February 29, 2024, beginning on or about [●], March [●], 2024.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “Beneficient,” “we,” “our,” “us” and the “Company” to refer to Beneficient. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our Class A common stock, par value $0.001 per share (“Class A Common Stock”), and our Class B common stock, par value $0.001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”).

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on [●], April [●], 2024: Pursuant to the rules of the SEC, with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Special Meeting and Proxy Statement are also available at https://www.cstproxy.com/beneficient/sm2024.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is the purpose of the Special Meeting?

At the Special Meeting, you will be asked to act upon the matters outlined in the Notice, which include the following proposals:

1.

To approve, pursuant to Nevada Revised Statutes (“NRS”) Section 78.207 and the Company’s Articles of Incorporation (the “Articles of Incorporation”), a reverse stock split of all of the outstanding shares of our Common Stock, at a ratio ranging from any whole number between 1 for 10 and 1 for 100, as determined by our Board in its sole discretion, subject to the Board’s authority to abandon such reverse stock split, together with a proportionate reduction in the authorized shares of each class of Common Stock required by NRS Section 78.207 (the “Reverse Stock Split Proposal”); and

2.

To approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for the approval of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

What is happening in the reverse stock split?

The Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, pursuant to NRS Section 78.207, a reverse stock split of the outstanding shares of our Common Stock at a ratio ranging from any whole number between 1 for 10 and 1 for 100, such ratio to be determined by the Board (the “Reverse Stock Split”) in its sole discretion, subject to the Board’s authority to abandon such Reverse Stock Split, together with a proportionate reduction in the authorized shares of each class of Common Stock. If the Reverse Stock Split Proposal is approved, the number of authorized shares of each class of Common Stock will be reduced by a corresponding proportion of the Reverse Stock Split. Pursuant to NRS Section 78.207, the proportionate reduction of the number of authorized shares of Common Stock must occur simultaneously with the Reverse Stock Split. Neither the Reverse Stock Split nor the proportionate reduction of the number of authorized shares would require an amendment to the Company’s Articles of Incorporation under Nevada law.

If the Board determines to effect the Reverse Stock Split and a reduce the number of authorized shares of Common Stock by a corresponding proportion, pursuant to NRS Section 78.207, the Company will file a Certificate of Change with the Secretary of State of Nevada (the “Certificate of Change”).

The Certificate of Change will effect the Reverse Stock Split by proportionately reducing the number of outstanding shares of Common Stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of Common Stock, and as required by NRS Section 78.207, will result in a proportionate reduction in the number of shares of each class of our authorized Common Stock. If implemented, the number of shares of Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of Common Stock in lieu of a fractional share.

What vote is required to approve each proposal?

The Reverse Stock Split Proposal: The approval of the Reverse Stock Split Proposal must be approved by the vote of stockholders holding a majority of the voting power of the Company’s then outstanding Common Stock.

The principal terms of the Reverse Stock Split Proposal have been approved by the Board. We expect that the directors and executive officers will vote all their shares in favor of the Reverse Stock Split Proposal.

The Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting.

What are the consequences if the Reverse Stock Split Proposal is not approved by stockholders?

If stockholders fail to approve the Reverse Stock Split Proposal our Board would not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our Class A Common Stock on Nasdaq by increasing the per share trading price of our Class A Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Who is entitled to vote at the Special Meeting, and how many votes do they have?

Stockholders of record, including holders of our Common Stock, at the close of business the Record Date may vote at the Special Meeting. There were 257,924,650 shares of Class A Common Stock and 19,140,451 shares of Class B Common Stock outstanding on the Record Date.

How does the Board recommend I vote?

The Board recommends a vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed below, you will be appointing James G. Silk or David B. Rost as your proxy. The proxy agent will vote on your behalf and will have the authority to appoint a substitute to act as proxy. If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your stock at the Special Meeting. If you are unable to attend the Special Meeting, please vote by proxy so that your shares may be voted.

Why hold a virtual meeting?

We are hosting a virtual meeting for cost efficiency reasons and for increased accessibility by stockholders. You will be able to attend the Special Meeting online and submit questions by visiting https://www.cstproxy.com/beneficient/sm2024. You will also be able to vote your shares electronically at the Special Meeting by following the instructions below.

Who can attend the meeting?

We have decided to hold the Special Meeting entirely online. You may attend the Special Meeting online only if you are a stockholder who is entitled to vote at the Special Meeting, or if you hold a valid proxy for the Special Meeting. You may attend and participate in the Special Meeting by visiting the following website: https://www.cstproxy.com/beneficient/sm2024. To attend and participate in the Special Meeting, you will need the 12-digit control number included on your proxy card. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 12-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet. If you lose your 12-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the meeting time, and you should allow ample time for check-in procedures.

What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on https://www.cstproxy.com/beneficient/sm2024.

Will there be a question and answer session during the Special Meeting?

As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted via the virtual meeting platform by stockholders during the meeting that are pertinent to the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?” will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and pertinent to the Special Meeting. We will not address questions that are, among other things:

•	irrelevant to the business of the Special Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already submitted by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the Chairperson or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?”.

What are my voting rights under the Company’s dual class equity structure?

Our Articles of Incorporation provides for a dual class common stock structure consisting of Class A Common Stock and Class B Common Stock. The rights of holders of our Class A Common Stock and our Class B Common Stock are identical, except with respect to voting rights, conversion rights and certain transfer restrictions applicable to our Class B Common Stock. With respect to each proposal to come before the stockholders at the Special Meeting, each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes. As of the Record Date, there were (i) 257,924,650 shares of Class A Common Stock outstanding, representing 93.1% of our total equity ownership and 57.4% of the total voting power of our outstanding Common Stock, and (ii) 19,140,451 shares of Class B Common Stock outstanding, representing 6.9% of our total equity ownership and 42.6% of the total voting power of our outstanding Common Stock. We expect that holders of our Class B Common Stock will vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.

On the date of the mailing of this Proxy Statement, our Class A Common Stock was listed on the Nasdaq Capital Market under the symbol “BENF.” There is no public trading market for our Class B Common Stock.

What is the difference between a stockholder of record and beneficial owner?

Stockholders of Record. If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction form have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority.

How are abstentions and broker non-votes treated for purposes of the Special Meeting?

Abstentions are included in the determination of the number of shares of Common Stock, to the extent issued prior to the Record Date, present at the Special Meeting for determining a quorum at the meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Special Meeting. As a result, an abstention will count as a vote “against” the Reverse Stock Split Proposal but will have no effect on the Adjournment Proposal.

If you are a beneficial owner and you do not provide the broker, bank, trustee or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. If a broker lacks discretionary voting power and you fail to provide voting instructions for your shares, a broker non-vote occurs. Each of the Reverse Stock Split Proposal and the Adjournment Proposal are considered a “routine” proposal, so your broker has discretionary voting power with respect to your shares. Therefore, if you do not provide voting instructions to your broker, your broker may vote your shares with respect to these proposals. Broker non-votes will be included in the determination of the number of shares of Common Stock present at the Special Meeting for determining a quorum at the meeting. Because brokers have discretionary authority to vote on the Reverse Stock Split Proposal and the Adjournment Proposal, we do not expect any broker non-votes in connection with these proposals.

However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast for the Reverse Stock Split Proposal or the Adjournment Proposal and will count as a vote “against” the Reverse Stock Proposal. Accordingly, we urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares electronically at the Special Meeting.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction form to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Under the applicable rules, each of the Reverse Stock Split Proposal and the Adjournment Proposal is considered a “routine” matter. Accordingly, brokers will be permitted to exercise discretionary voting authority to vote your shares on the Reverse Stock Split Proposal and the Adjournment Proposal.

How do I vote?

You may vote over the Internet, by telephone, by mail or online at the Special Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Vote by Internet. You can vote via the Internet at https://www.cstproxy.com/beneficient/sm2024. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Central Time on [●], 2024, which is the day before the meeting date. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone. You can vote by telephone by calling the toll-free telephone number 1-800-450-7155. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Central Time on [●], 2024, which is the day before the meeting date. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail. If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Corporate Secretary, Beneficient, at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201. Please promptly mail your proxy card or voting instruction form to ensure that it is received prior to the closing of the polls at the Special Meeting.

Vote Online at the Meeting. To vote online during the Special Meeting, you must be logged in and registered to virtually attend the Special Meeting and cast your vote before the announcement of the close of voting during the Special Meeting. You are entitled to virtually attend the Special Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or hold a valid proxy for the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote virtually at the Special Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

If you vote by any of the methods discussed above, you will be designating James G. Silk or David B. Rost, as your proxy, and they will vote your shares on your behalf as you indicate. Submitting a proxy will not affect your right to attend the Special Meeting and vote virtually.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote:

•

“FOR” the approval, pursuant to NRS Section 78.207 and the Company’s Articles of Incorporation, of the Reverse Stock Split of all of the outstanding shares of our Common Stock, at a ratio ranging from any whole number between 1 for 10 and 1 for 100, as determined by our Board in its sole discretion, subject to the Board’s authority to abandon such Reverse Stock Split, together with a proportionate reduction in the authorized shares of each class of Common Stock required by NRS Section 78.207; and

•

“FOR” the approval of the proposal to adjournment the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for the approval of the Reverse Stock Split Proposal.

We do not intend to bring any other matter for a vote at the Special Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Special Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

As described above, under the applicable rules, each of the Reverse Stock Split Proposal and the Adjournment Proposal is considered to be a “routine” matter. Accordingly, brokers will have such discretionary authority to vote on Reverse Stock Split Proposal and the Adjournment Proposal.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Special Meeting by:

•	Notifying General Counsel, David B. Rost, in writing at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201, that you are revoking your proxy before the closing of the polls;

•

Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Special Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	Attending and voting by ballot online at the Special Meeting.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the Special Meeting.

What constitutes a quorum?

Stockholders holding at least a majority of the voting power of the Company’s Common Stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at the Special Meeting. If you choose to have your shares represented by proxy at the Special Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Will the Reverse Stock Split change the business of Beneficient?

No. The Reverse Stock Split will not change the current business of the Company.

Will Beneficient have the same directors and executive officers that the Company currently has following the Reverse Stock Split?

Yes. The executive officers and members of the Board will not change as a result of the Reverse Stock Split.

Will the Reverse Stock Split impact Beneficient’s subsidiaries?

Yes. We will only effect a Reverse Stock Split with a corresponding amendment to the Eighth Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P., a Delaware limited partnership (“BCH,” and as amended, the “BCH LPA”), to provide, among other things, for a reverse stock split of the outstanding Class A Units of BCH (the “BCH Class A Units”), the outstanding Class S Preferred Units of BCH (“BCH Class S Preferred Units”) and the outstanding Class S Ordinary Units of BCH (“BCH Class S Ordinary Units”) and an increase in the conversion price of the BCH Preferred Series A Subclass 1 Unit Accounts (the “BCH Preferred A-1 Unit Accounts”) and the BCH Preferred Series A Subclass 0 Unit Accounts (the “BCH Preferred A-0 Unit Accounts”) in proportion to the reverse stock split ratio. Additionally, the number of Class A Units outstanding of the Beneficient Company Group, L.L.C., a Delaware limited liability company (“Ben LLC”), will be reduced in proportion to the Reverse Stock Split, and corresponding amendments to the First Amended and Restated Limited Liability Company Agreement of Ben LLC (as amended, the “Ben LLCA”) may be adopted to facilitate such reduction.

Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights or cumulative voting rights with respect to the matter to be voted on at the Special Meeting.

Where can I find the voting results of the Special Meeting?

The Company expects to publish the voting results of the Special Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Special Meeting.

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement.

How many shares of Common Stock are outstanding?

As of February 29, 2024, there were 257,924,650 shares of Class A Common Stock and 19,140,451 shares of Class B Common Stock outstanding.

Our Board encourages stockholders to attend the Special Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Special Meeting by logging in with their 12-digit control number may vote their stock electronically at the meeting even though they may have sent in their proxies.

PROPOSAL 1 - APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

General

We are seeking stockholder approval to grant the Board discretionary authority to effect a Reverse Stock Split of the issued and outstanding shares of our Common Stock, at a ratio in ranging from any whole number between 1 for 10 to 1 for 100, with the exact ratio to be determined at the sole discretion of our Board, subject to the Board’s authority to determine when to file the Certificate of Change and to abandon the Reverse Stock Split notwithstanding prior stockholder approval of such Reverse Stock Split, together with a proportionate reduction in the authorized shares of each class of Common Stock required by NRS Section 78.207.

Pursuant to NRS Section 78.207, the proportionate reduction in the authorized shares of each class of Common Stock must occur simultaneously with the Reverse Stock Split. Neither the Reverse Stock Split nor the proportionate reduction in the outstanding shares of each class of Common Stock would require an amendment to the Company’s Articles of Incorporation under Nevada law. If the Board determines to the effect the Reverse Stock Split and the proportionate reduction in the authorized shares of each class of Common Stock, pursuant to NRS Section 78.207, the Company will file a Certificate of Change with the Secretary of State of Nevada.

Our Articles of Incorporation currently authorizes the Company to issue a total of 1,770,000,000 shares of capital stock, consisting of 1,520,000,000 shares of Common Stock and 250,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The Reverse Stock Split will result in a proportionate reduction in the outstanding shares of each class of Common Stock, together with a proportionate reduction in the authorized shares of each class of Common Stock, but it will not change the relative voting power of our stockholders. The Reverse Stock Split, if effected, would affect all of our holders of Common Stock uniformly.

The Board unanimously approved, subject to stockholder approval, the Reverse Stock Split Proposal on February 28, 2024. Even if the stockholders approve the Reverse Stock Split Proposal, the Board reserves the right not to effect the Reverse Stock Split and the proportionate reduction in the authorized shares of each class of Common Stock if the Board does not deem it to be in the best interests of our stockholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our stockholders. If this Reverse Stock Split Proposal is approved by the stockholders, the Board will have the authority, in its sole discretion, without further action by the stockholders, to effect the Reverse Stock Split and the proportionate reduction in the authorized shares of each class of Common Stock.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading price of our Common Stock and on the number of holders of our Common Stock, and the continued listing requirements of Nasdaq. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Following the Reverse Stock Split, the number of our outstanding shares of Common Stock will be significantly reduced. The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders.

There are certain risks associated with the Reverse Stock Split, and we cannot accurately predict or assure the Reverse Stock Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Risks Associated with a Reverse Stock Split”). However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

On February 28, 2024, the Board approved the Reverse Stock Split, subject to stockholder approval, for the following reasons:

•

the Board believes that implementing the Reverse Stock Split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Class A Common Stock on Nasdaq;

•

the Board believes that continued listing on Nasdaq provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of Nasdaq. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards; and

•

the Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could promote greater liquidity for our existing stockholders, help facilitate the Company’s ability to raise new equity capital either through private fund-raising transactions or by accessing the equity capital markets, generally stimulate investor interest in the Company and help attract, retain, and motivate employees.

Maintain Nasdaq Listing

On the date of the mailing of this Proxy Statement, our Class A Common Stock was listed on Nasdaq under the symbol “BENF.” The continued listing requirements of Nasdaq, among other things, require that our Class A Common Stock must maintain a closing bid price in excess of $1.00 per share (the “Bid Price Requirement”). We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Class A Common Stock on Nasdaq.

On November 28, 2023, we received a letter from the Listing Qualifications Department of Nasdaq (the “Staff”) notifying us that we were no longer in compliance with the Bid Price Requirement, as set forth in Listing Rule 5450(a)(1), for continued listing on the Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until May 28, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the bid price for the Class A Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the Bid Price Requirement (unless the Staff exercises its discretion to extend the 10-day period).

If the Company is not in compliance with the Bid Price Requirement by the Compliance Date, the Company may qualify for a second 180 calendar day period to regain compliance with the Bid Price Requirement. To qualify for an additional compliance period, the Company would need to transfer the listing of the Class A Common Stock to the Nasdaq Capital Market and meet the $1 million market value of publicly held share requirement for continued listing, and all other initial listing standards for the Nasdaq Capital Market, except for the Bid Price Requirement. Effective February 26, 2024, the Company downlisted from the Nasdaq Global Market to the Nasdaq Capital Market. As of December 31, 2023, the Company did not meet the Nasdaq Capital Market’s initial listing standard for stockholder’s equity on a pro forma basis, and there can be no assurance that the Company will meet such standard in the future.

If the Company does not qualify for or fails to regain compliance during the second compliance period, then the Staff will provide written notification to the Company that its Class A Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to the Nasdaq Listing Qualifications Panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, that such an appeal would be successful.

If our Class A Common Stock is delisted from Nasdaq, we cannot assure you that our Class A Common Stock would be listed on another national securities exchange, a national quotation service, the over-the-counter markets or the pink sheets. Delisting from Nasdaq would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our securities or diminish investor and employee confidence.

If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our Common Stock outstanding and increase the market price of our Class A Common Stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our Class A Common Stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. Accordingly, our Board approved the Reverse Stock Split as being in the best interests of the Company and its stockholders.

Facilitation of Future Capital Raising and Liquidity Financing Transactions

The Board believes it is critically important for the Company to maintain its flexibility in accessing the equity capital markets. The sale of additional equity would result in significant dilution to our stockholders. The incurrence of debt financing would result in additional debt service obligations and the instruments governing such debt could provide for restrictive operating and financial covenants, security interests on our assets, and other terms that could be adverse to our current stakeholders.

Failure to raise additional capital through equity or debt financing would have a material adverse effect on our ability to meet our short and long-term liquidity needs and achieve our business objectives. The Board believes that the Reverse Stock Split would facilitate the Company’s ability to raise additional equity capital in particular, including due to the expected resulting increase in the per share price of our Class A Common Stock, as described under “Potential Increased Investor Interest” below. The Board believes that an increased price per share of Class A Common Stock following a Reverse Stock Split would enhance the Company’s ability to raise capital to fund its current operations and to otherwise take advantage of favorable opportunities as they arise.

Furthermore, since becoming a public company, we have issued shares of our Class A Common Stock and various series of our Preferred Stock as consideration in our liquidity financing transactions. The price of our Class A Common Stock may impact our ability to enter into liquidity transactions with our customers. If our stock price declines, our potential customers may be less likely to engage with us and accept our Class A Common Stock or securities convertible into our Class A Common Stock in exchange for their alternative assets. The issuance of additional securities convertible into our Class A Common Stock at a low stock price may further dilute our current stockholders’ ownership percentages and could also result in a decrease in the fair market value of the Company’s equity securities, because the Company’s assets would be owned by a larger pool of outstanding equity. An increase in the price of our Class A Common Stock may result in additional distributions and investment income to us as a result of an increase in the aggregate value of the assets held by alternative asset funds with which we transact. The Board believes that an increased price per share of Class A Common Stock following a Reverse Stock Split would enhance the Company’s ability to take advantage of opportunities for liquidity financing transactions as they arise.

Potential Increased Investor Interest

In addition, in approving the proposed Reverse Stock Split, the Board considered that the Reverse Stock Split and the expected resulting increase in the per share price of our Class A Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our existing stockholders.

In the event that our Class A Common Stock were to be delisted from Nasdaq, our Class A common Stock would likely trade in the over-the-counter market. If our Class A Common Stock were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Class A Common Stock could allow a broader range of institutions to invest in our Common Stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Common Stock.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the sole discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Class A Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Class A Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Class A Common Stock can be maintained above $1.00. There also can be no assurance that our Class A Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split.

The market price of our Class A Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Class A Common Stock.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•

the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will facilitate the Company’s access to the equity capital markets;

•

the Reverse Stock Split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in our Company or provide greater liquidity to our stockholders;

•	the Reverse Stock Split will result in a per share price that will increase our ability to attract, retain and motivate employees and other service providers; or

•

the market price per share will either exceed or remain in excess of the Bid Price Requirement as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above.

Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Common Stock.

While we aim that the Reverse Stock Split will be sufficient to satisfy the Bid Price Requirement, it is possible that, even if the Reverse Stock Split results in a bid price for our Common Stock that exceeds $1.00 per share, we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our Class A Common Stock on Nasdaq.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Common Stock does not increase as a result of the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our Class A Common Stock on Nasdaq by increasing the per share trading price of our Class A Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum Bid Price Requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1 for 100.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•	our ability to maintain the listing of our Class A Common Stock on Nasdaq;

•	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

•	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

•	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

•	prevailing market conditions;

•	general economic conditions in our industry; and

•	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Nevada of a Certificate of Change. The exact timing of the Reverse Stock Split and the filing of the Certificate of Change will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split and the proportionate reduction in the authorized shares of each class of Common Stock if, at any time prior to filing the Certificate of Change to effect the Reverse Stock Split, the Board, in its sole discretion, determines that they are no longer in the best interests of the Company and our stockholders.

The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Certificate of Change with the Secretary of State of the State of Nevada.

Effects of the Reverse Stock Split

Common Stock and Preferred Stock

If our stockholders approve the Reverse Stock Split Proposal and our Board elects to effect the Reverse Stock Split, our issued and outstanding shares of Common Stock would decrease. The Reverse Stock Split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, voting rights or other rights that accompany the shares of our Common Stock, except for immaterial adjustments that may result from the treatment of fractional shares as described below. Common Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.

Upon the Reverse Stock Split, we intend to treat Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Registered holders of Common Stock who hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company, do not need to take any action to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares (including fractional shares) of Common Stock held following the Reverse Stock Split.

In addition to the change in the number of shares of Common Stock outstanding, the Reverse Stock Split would have the following effects:

Increase the Per Share Price of Our Common Stock. By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. If appropriate circumstances exist, our Board may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the Class A Common Stock under the Nasdaq listing standards.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance. Pursuant to NRS Section 78.207, if the Reverse Stock Split is effected, it will reduce the number of shares of each class of Common Stock that we are authorized to issue by a corresponding amount. The decrease in the number of authorized shares of Common Stock would result in fewer shares of Common Stock being available for future issuance for various purposes, including raising capital or liquidity financing transactions.

The following table contains illustrative information relating to our Common Stock, based on share information as of February 29, 2024, rounded up to the nearest whole share and without giving effect to the treatment of fractional shares.

	Before Reverse Stock Split		Reverse Stock Split Ratio of 1 for 10	Reverse Stock Split Ratio of 1 for 50	Reverse Stock Split Ratio of 1 for 100
Number of Shares of Common Stock Authorized	1,520,000,000		152,000,000	30,400,000	15,200,000
Number of Shares of Common Stock Issued and Outstanding	277,065,101	(1)	27,706,510	5,541,302	2,770,651
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding RSUs	52,962,964	(2)	5,296,296	1,059,259	529,630
Issuable under Outstanding Convertible Preferred Stock	11,142,857	(3)	1,114,286	222,857	11,439
Authorized but Unissued and Unreserved	1,178,829,078		117,882,908	23,576,582	11,788,291

(1)	Consists of 257,924,650 shares of Class A Common Stock and 19,140,451 shares of Class B Common Stock.
(2)	Consists of shares of Class A Common Stock.
(3)

Consists of 10,000,000 shares of Class A Common Stock underlying the Series B-2 Preferred Stock and 1,142,857 shares of Class A Common Stock underlying the Series B-3 Preferred Stock (each as defined below). As of February 29, 2024, there were no shares of Series A Preferred Stock or Series B-1 Preferred Stock outstanding (each as defined below).

Our Board from time to time may deem it to be in the best interests of the Company and our stockholders to enter into transactions, including in the ordinary course of business, that may include the issuance of shares of our Common Stock or securities convertible into shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split described above, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected. Many stock issuances not involving equity compensation do not require stockholder approval, and our Board generally seeks approval of our stockholders in connection with a proposed issuance only if required at that time with the ability to issue additional shares of stock without further vote of the stockholders of the Company, except as provided under Nevada law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Require Adjustment to Currently Outstanding Securities Convertible into Shares of our Common Stock. The Reverse Stock Split would effect a reduction in the number of shares of Class A Common Stock issuable upon the conversion of our Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), Series B-1 Resettable Convertible Preferred Stock, par value $0.001 per share (“Series B-1 Preferred Stock”), Series B-2 Resettable Convertible Preferred Stock, par value $0.001 per share (“Series B-2 Preferred Stock”), and Series B-3 Resettable Convertible Preferred Stock, par value $0.001 per share (“Series B-3 Preferred Stock”). Furthermore, the conversion price of such convertible securities would increase, likewise in proportion to the Reverse Stock Split ratio.

Require Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our Incentive Plans. In connection with the Reverse Stock Split, our Board would also make a corresponding reduction in the number of shares available for future issuance under our Incentive Plans (as defined below) so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposal, except to the extent of their ownership in shares of our Common Stock and securities convertible into our Common Stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our Common Stock and securities convertible into our Common Stock.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock. If the Reverse Stock Split is effected, all equity awards granted pursuant to the Beneficient 2023 Long Term Incentive Plan (the “2023 Incentive Plan”), The Beneficient Company Group, L.P. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan” or the “2018 Plan”), which was assumed by the Company, and the BMP Equity Incentive Plan (as amended, the “BMP Equity Incentive Plan” and collectively, with the 2023 Incentive Plan and the 2018 Equity Incentive Plan, the “Incentive Plans”) will be proportionately reduced, in accordance with the terms of the applicable Incentive Plan, in the same ratio as the reduction in the number of shares of outstanding Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Internal Revenue Code of 1986, as amended (the “Code”), Sections 409A and 424.

Our outstanding warrants to purchase one share of our Class A Common Stock and one share of our Series A Preferred Stock at an exercise price of $11.50 (the “Warrants”) are listed on the Nasdaq Capital Market under the symbol “BENFW.” As of February 29, 2024, there were 24,699,725 Warrants outstanding, representing 24,699,725 shares of Class A Common Stock and 24,699,725 shares of Series A Preferred Stock. If the Reverse Stock Split is effected, the Warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the Warrants are exercisable or convertible by the Reverse Stock Split ratio and multiplying the exercise or conversion price thereof by the Reverse Stock Split ratio, all in accordance with the terms Warrants and subject to rounding to the nearest whole share.

Effects of the Reverse Stock Split on the Company’s Subsidiaries. We will only effect a Reverse Stock Split with a corresponding amendment to the BCH LPA to provide, among other things, for a reverse stock split of the outstanding BCH Class A Units, the outstanding BCH Class S Preferred Units and the BCH Class S Ordinary Units and increase in the conversion price of the BCH Preferred A-1 Unit Accounts and the BCH Preferred A-0 Unit Accounts in proportion to the reverse stock split ratio. Furthermore, if the Reverse Stock Split is effected, the outstanding Class A Units of Ben LLC will be proportionately reduced to so that the Class A Units continue to track the Class A Common Stock. Corresponding amendments to the Ben LLCA may be adopted to facilitate such reduction.

Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

Our Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Stock Split will not affect the registration of our Class A Common Stock under the Exchange Act or our periodic or other reporting requirements thereunder. There is no established public trading market for our Class B Common Stock.

Procedure for Effecting Reverse Stock Split

The exact ratio of the Reverse Stock Split, within the approved range, would be determined by our Board and publicly announced by us prior to the effective time of the Reverse Stock Split. Upon approval of the Reverse Stock Split Proposal by stockholders, at such time as our Board determines is the appropriate effective time to effect the Reverse Stock Split and the proportionate reduction in the authorized shares of each class of Common Stock, we would file the Certificate of Change with the Secretary of the State of Nevada. An amendment to the Company’s Articles of Incorporation is not required under Nevada law.

Upon the filing of the Certificate of Change, and without any further action on the part of the Company or our stockholders, the number of outstanding shares of each class of Common Stock would be proportionally reduced and the issued shares of Common Stock held by stockholders of record as of the effective date of the Reverse Stock Split would be converted into a lesser number of shares of Common Stock calculated in accordance with the Reverse Stock Split ratio ranging from any whole number between 1 for 10 and 1 for 100, as determined by our Board in its sole discretion and set forth in the Certificate of Change, subject to the Board’s authority to abandon the Reverse Stock Split. As soon as practicable after the effective date of the Reverse Stock Split, stockholders would be notified that the Reverse Stock Split had been effected.

Effects of the Authorized Share Reduction

If the Reverse Stock Split Proposal is approved, and the Reverse Stock Split and the proportionate reduction in the authorized shares of each class of Common Stock are effected, as required by NRS Section 78.207, it will reduce the total number of shares of Common Stock that we are authorized to issue by a corresponding amount. The decrease in the number of authorized shares of Common Stock would result in fewer shares of Common Stock being available for future issuance for various purposes, including raising capital or financing liquidity transactions. However, we believe that if the Reverse Stock Split and proportionate reduction in the authorized shares of each class of Common Stock are effected, the amount of authorized but unissued shares of Common Stock will be sufficient for our future needs.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split. Each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for any minor adjustment due to the additional whole shares that will be issued as a result of the treatment of fractional shares.

Accounting Treatment of the Reverse Stock Split

The par value of our Common Stock would remain unchanged at $0.001 per share, if the Reverse Stock Split is effected. The Company’s stockholders’ equity in its consolidated statement of financial condition would not change in total. However, the Company’s stated capital (i.e., $0.001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of Common Stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity. Additionally, net income or loss per common share for all periods would increase proportionately as a result of a reverse stock split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under Nevada law, our stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split.

Anti-takeover Effects of the Reverse Stock Split

We have not proposed the Reverse Stock Split for anti-takeover purposes.

Interests of Certain Persons in the Reverse Stock Split

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of our Common Stock or securities convertible into our Common Stock, as set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different from or greater than those of any of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of a reverse stock split to U.S. holders of our Common Stock. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Code, and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. Any such change could affect the continuing validity of this discussion.

This discussion does not address the tax consequences to U.S. holders that are subject to special tax rules, such as financial institutions, regulated investment companies, partnerships, dealers or traders in securities or currencies that use a mark-to-market method of accounting, tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons subject to alternative minimum taxes or the unearned income Medicare tax and persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address stockholders that are not U.S. holders (as defined below). This summary also assumes that the U.S. holder held and will hold the pre-Reverse Stock Split Common Stock and will hold the post-Reverse Stock Split Common Stock, as a “capital asset” as defined in Section 1221 of the Code.

ALL STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL TAX CONSEQUENCES, AS WELL AS ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES, OF A REVERSE STOCK SPLIT.

As used herein, the term “U.S. holder” means a holder that, for U.S. federal income tax purposes, is a beneficial owner of our Common Stock and is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

In general, the Reverse Stock Split should be treated as a tax-free recapitalization and no gain or loss should be recognized by a U.S. holder upon the exchange of pre-Reverse Stock Split Common Stock for post-Reverse Stock Split Common Stock. The aggregate tax basis of the post-Reverse Stock Split Common Stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split. A U.S. holder’s holding period in the post-Reverse Stock Split Common Stock should include the period during which the U.S. holder held the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of Common Stock in connection with a Reverse Stock Split. Instead, U.S. holders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share of post-Reverse Stock Split Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock are not clear. It is possible that U.S. holders whose fractional shares are rounded up to the nearest whole share may recognize income or gain for U.S. federal income tax purposes. U.S. holders whose fractional shares are rounded up to the nearest whole share should consult their tax advisors.

The tax treatment of a U.S. holder may vary depending upon the particular facts and circumstances of such stockholder. Each U.S. holder is urged to consult with its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Required Vote

The approval of the Reverse Stock Split Proposal must be approved by the vote of stockholders holding a majority of the voting power of the Company’s then outstanding Common Stock. Abstentions will count as a vote “against” the Reverse Stock Split Proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the approval of the Reverse Stock Split Proposal.

PROPOSAL 2:

APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING

Background of and Reasons for the Adjournment Proposal

The Board believes that if the number of shares of the Company’s Common Stock is insufficient to approve the Reverse Stock Split, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our Common Stock, as counted to mirror the Common Stock votes cast, will vote against the Reverse Stock Split Proposal, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

Required Vote

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions will have no effect on the outcome of the Adjournment Proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the approval of the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 29, 2024, the number of shares of Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding shares of Common Stock (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. There were 257, 924,650 shares of Class A Common Stock and 19,140,451 shares of Class B Common Stock outstanding as of February 29, 2024.

Beneficial ownership is determined according to the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise indicated in the footnotes to the following table and subject to applicable community property laws, we believe that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to all Common Stock to be beneficially owned by them. Additionally, the following table does not reflect record or beneficial ownership of any (i) Class A Common Stock issuable upon exercise of the Warrants and (ii) certain equity incentive awards that are subject to vesting conditions that have not yet been satisfied. However, shares that a person has the right to acquire within 60 days of February 29, 2024 are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

The following table does not include shares of Class A Common Stock that may be issued in exchange for interests in BCH, some of which convert into Class A Common Stock based upon their capital account balance calculated in accordance with Section 704 of the Code. Except as otherwise noted below, the address for persons or entities listed in the table is c/o Beneficient, 325 N. Saint Paul St., Suite 4850, Dallas, Texas 75201.

	Class B Common Stock			Class A Common Stock
Name of Beneficial Owner(1)	Number of Shares of Class B Common Stock Beneficially Owned(2)		Percentage of Outstanding Class B Common Stock	Number of Shares of Class A Common Stock Beneficially Owned(2)		Percentage of Outstanding Class A Common Stock	Percentage of Total Voting Power of Class A and Class B Common Stock(3)
Named Executive Officers and Directors
Brad K. Heppner	17,719,483	(4)	92.6%	1,095,205	(6)	*	39.7%
James G. Silk	—		—	58,359	(7)	*	*
Derek L. Fletcher	—		—	191,738	(8)	*	*
Peter T. Cangany, Jr.	—		—	450,625	(9)	*	*
Richard W. Fisher	—		—	1,033,729	(10)	*	*
Thomas O. Hicks	1,322,208	(5)	6.9%	93,420	(11)	*	3.0%
Dennis P. Lockhart	—		—	50,625	(12)	*	*
Bruce W. Schnitzer	98,760		*	934,968	(13)	*	*
Emily B. Hill	—		—	12,500	(14)	*	*
All directors and executive officers of Beneficient as a group (13 individuals)	19,140,451		100%	4,013,199		1.5%	43.5%

	Class B Common Stock		Class A Common Stock
Name of Beneficial Owner(1)	Number of Shares of Class B Common Stock Beneficially Owned(2)	Percentage of Outstanding Class B Common Stock	Number of Shares of Class A Common Stock Beneficially Owned(2)	Percentage of Outstanding Class A Common Stock	Percentage of Total Voting Power of Class A and Class B Common Stock(3)
Other 5% Holders
Hatteras Investment Partners, LP(15)	—	—	47,467,219	18.4%	10.6%
GWG Wind Down Trust(16)	—	—	169,654,521	65.8%	37.8%
The GRID Holding Co., LLC(17)	—	—	13,805,841	5.4%	3.1%

*

Indicates, as applicable, (i) less than one percent of total voting power of Class A Common Stock outstanding and Class B Common Stock and (ii) less than one percent ownership of Class A Common Stock and Class B Common Stock.

1)

For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire within 60 days of February 29, 2024. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares of Common Stock that such person or persons have the right to acquire within 60 days of the date of February 29, 2024 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2)

Class B Common Stock will be convertible at any time by the holder into shares of Class A Common Stock on a one-for-one basis, such that each holder of Class B Common Stock beneficially owns an equivalent number of shares of Class A Common Stock. The number of shares of Class A Common Stock beneficially owned does not give effect to any such conversion of Class B Common Stock.

3)

Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. Each holder of Class B Common Stock is entitled to 10 votes per share of Class B Common Stock and each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law and the election of directors by holders of the Class B Common Stock.

4)

Represents shares of Class B Common Stock held by Beneficient Holdings, Inc. Beneficient Holdings, Inc. is an entity held by The Highland Business Holdings Trust of which Mr. Heppner is a beneficiary and a trustee and, in such capacity, has the sole power to vote and direct the disposition of such shares. Therefore, such shares are deemed to be beneficially owned by Mr. Heppner and The Highland Business Holdings Trust.

5)	Represents shares of Class B Common Stock held by Hicks Holdings, LLC. Mr. Hicks is the sole member of Hicks Holdings, LLC, and he has the power to vote and direct the disposition of such shares.
6)

Represents 1,095,205 shares of Class A Common Stock issuable to Mr. Heppner upon settlement of outstanding restricted equity units in connection with the closing of the Business Combination (as defined herein) (the “Closing”) out of 1,197,173 vested restricted equity units held by Mr. Heppner.

7)

Represents 58,359 shares of Class A Common Stock issuable to Mr. Silk upon settlement of outstanding restricted equity units in connection with the Closing out of 74,250 vested restricted equity units held by Mr. Silk.

8)

Represents 191,738 shares of Class A Common Stock issuable to Mr. Fletcher upon settlement of outstanding restricted equity units in connection with the Closing out of 213,560 vested restricted equity units held by Mr. Fletcher.

9)

Represents (i) 50,625 shares of Class A Common Stock issuable to Mr. Cangany upon settlement of outstanding restricted equity units in connection with the Closing out of 62,000 vested restricted equity units held by Mr. Cangany, (ii) 200,000 shares of Class A Common Stock held by The Cangany Group, LLC, a limited liability company for which Mr. Cangany serves as a manager and, in such capacity, has the power to vote and direct the disposition of such shares, and (iii) 200,000 shares of Class A Common Stock held by Cangany Capital Management, LLC, a limited liability company for which Mr. Cangany serves as a manager and, in such capacity, has the power to vote and direct the disposition of such shares.
10)

Represents (i) 111,563 shares of Class A Common Stock issuable to Mr. Fisher upon settlement of outstanding restricted equity units in connection with the Closing out of 127,000 vested restricted equity units held by Mr. Fisher and (ii) 922,166 shares of Class A Common Stock.

11)

Represents (i) 66,250 shares of Class A Common Stock issuable to Mr. Hicks upon settlement of outstanding restricted equity units in connection with the Closing out of 135,937 vested restricted equity units held by Mr. Hicks and (ii) 27,170 shares of Class A Common Stock.

12)

Represents 50,625 shares of Class A Common Stock issuable to Mr. Lockhart upon settlement of outstanding restricted equity units in connection with the Closing out of 62,000 vested restricted equity units held by Mr. Lockhart.

13)

Represents (i) 111,563 shares of Class A Common Stock issuable upon settlement of outstanding restricted equity units in connection with the Closing out of 127,000 vested restricted equity units held by Mr. Schnitzer and (ii) 823,405 shares of Class A Common Stock.

14)

Represents 12,500 shares of Class A Common Stock issuable to Ms. Hill upon settlement of outstanding restricted equity units in connection with the Closing out of 40,000 vested restricted equity units held by Ms. Hill.

15)

Based on the information contained in the Schedule 13G/A filed by Hatteras Master Fund, LP with the SEC on February 14, 2024 and other information publicly available. Hatteras Master Fund, LP, Hatteras Evergreen Private Equity Funds, LLC, Hatteras Global Private Equity Partners Institutional, LLC, Hatteras GPEP Fund, LP and Hatteras GPEP Fund II, GP (the “Hatteras Entities”) are the beneficial owners of 47,467,219 shares of Class A Common Stock. Hatteras Investment Partners, LP is the investment manager of Hatteras Master Fund, LP and, as such, has sole investment discretion and voting authority over these securities and may be deemed to be the beneficial owner of these securities. The principal address of the Hatteras Entities is c/o Hatteras Investment Partners, 8510 Colonnade Center Drive, Suite 150, Raleigh, North Carolina 27615.

16)

Promptly following the emergence of GWG Holdings Inc. (“GWG”) and certain of its affiliates from proceedings under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of Texas, the shares of Class A Common Stock held by GWG, GWG Life USA, LLC and GWG Life, LLC (collectively, the “GWG Entities”) were transferred to the GWG Wind Down Trust, a common law trust created under the laws of the state of Texas (“GWG Wind Down Trust”), in accordance with the terms of the bankruptcy plan of GWG. Elizabeth C. Freeman is the sole trustee of GWG Wind Down Trust with sole voting and dispositive power over the Class A Common Stock held by GWG Wind Down Trust. The principal address of GWG Wind Down Trust is P.O. Box 61209, 700 Smith St., Houston, TX 77208.

17)	The principal address of GRID Holding Co. is 7349 N. Via Paseo Del Sur, Suite 515, Scottsdale, Arizona 85258.

The following table sets forth information regarding the capitalization of BCH, with the equity values in BCH based upon the estimated capital account balances as determined pursuant to Section 704 of the Code, as of December 31, 2023. These capital account balances are estimated based on a deemed liquidation value of approximately $1.42 billion as of December 31, 2023 (after payment of amounts associated with hypothetical capital account balances) and an assumed conversion price of $1.27 per share of Class A Common Stock.

On June 6, 2023, the Company converted from a Delaware limited partnership called “The Beneficient Company Group, L.P.” to a Nevada corporation called “Beneficient” in connection with the closing of its merger with Avalon Acquisition Inc. (the “Business Combination”). As a result of the consummation of the Business Combination, an adjustment to the carrying value of BCH’s assets of $321.9 million occurred. As of December 31, 2023, there has been no allocation of the carrying value adjustment among the holders of the FLP Subclass 1 Unit Accounts of BCH and the FLP Subclass 2 Unit Accounts of BCH and no issuance of any BCH

Class S Ordinary Units as a result of such adjustment. Pursuant to the BCH LPA, approximately 32,190,584 BCH Class S Ordinary Units would be issuable as a result of the carrying value adjustment. However, due to the Company’s compensation policy adopted in connection with the Business Combination (the “Compensation Policy”), the number of BCH Class S Ordinary Units that may be issued in any subsequent year following the Business Combination will be limited and require approval of the Board; provided that any such BCH Class S Ordinary Units that may not be issued in 2023, may be issued in subsequent years in accordance with the Compensation Policy.

None of the BCH securities identified in the table below are included in the beneficial ownership table reported above as they are not exchangeable for Class A Common Stock within 60 days of February 29, 2024, due to exchange limitations set forth in the BCH LPA and that certain Exchange Agreement, dated June 7, 2023, by and between the Company, BCH and Ben LLC.

	As of December 31, 2023(1)
(Dollars in thousands)	Hypothetical Capital Account Balance	Capital Account Balance
BCH Equity Securities:
Class A Units held by Beneficient	$—	$350,965
Class S Ordinary Units	—	6,805
Class S Preferred Units	815	581
Preferred Series A Subclass 0	—	252,796
Preferred Series A Subclass 1	919,645	813,532

Subtotal BCH Equity	$920,460	$1,424,679

(1)

The table is based upon estimated capital account balances as of December 31, 2023 as determined pursuant to Section 704 of the Code, and such estimates are subject to adjustment. The estimated amounts are based on a deemed liquidation value of approximately $1.42 billion after payment of amounts associated with hypothetical capital account balances.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

AND STOCKHOLDER PROPOSALS

We did not hold an annual meeting in 2023. As a result, stockholders who intend to present proposals at the 2024 annual meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company within a reasonable time before we begin to print and mail the proxy statement for the 2024 annual meeting. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2024 proxy materials. Stockholder proposals should be addressed to the Corporate Secretary, Beneficient, at 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

Proposals submitted outside Rule 14a-8 of the Exchange Act must comply with our bylaws. To be timely, a proposing stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company: (i) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (ii) with respect to any other annual meeting of stockholders, not later than the close of business on the tenth (10th) day following the date of public disclosure of the date of such meeting. In addition, the stockholder’s notice must set forth the information required by our bylaws with respect to each stockholder making the proposal and each proposal and nomination that such stockholder intends to present at the 2024 annual meeting. All proposals should be addressed to the Corporate Secretary, Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public disclosure of the date of the 2024 annual meeting is first made.

OTHER MATTERS

The Board does not intend to bring any other matters before the Special Meeting and has no reason to believe any other matters will be presented.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, the Corporate Secretary of Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201, telephone number 214-445-4700.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

Preliminary Proxy Card - Subject to Completion

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

BENEFICIENT

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ ], 2024.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:

https://www.cstproxy.com/beneficient/sm2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY	FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED	Please mark your votes like this
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

1. To approve, pursuant to Nevada Revised Statutes Section 78.207, a reverse stock split of the Company’s Common	FOR	AGAINST	ABSTAIN

2. To approve an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for the approval of Proposal 1.

				FOR	AGAINST	ABSTAIN
Stock at a ratio ranging from any whole number between 1 for 10 and 1 for 100, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such reverse stock split, and a proportionate reduction in the authorized shares of each class of Common Stock required by Nevada Revised Statutes Section 78.207.

CONTROL NUMBER

Signature	Signature, if held jointly	Date	2024.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting to be held on April [ ], 2024.

To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/beneficient/sm2024

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BENEFICIENT

The undersigned appoints James G. Silk and David B. Rost, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock (“Common Stock”) of Beneficient (the “Company”) held of record by the undersigned at the close of business on February 29, 2024 at the Special Meeting of Beneficient (the “Special Meeting”) to be held on April [ ], 2024 virtually at https://www.cstproxy.com/beneficient/sm2024, and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the other side)